                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

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                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

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                           DATE OF REPORT:  MARCH 25, 1998

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                                 TOWNE BANCORP, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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     Ohio                                                       34-1704637
-----------------                                           ----------------
(STATE OR OTHER                                               (IRS EMPLOYER
JURISDICTION OF                                               IDENTIFICATION
INCORPORATION OR                                                  NUMBER)
ORGANIZATION)


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                               610 East South Boundary
                              Perrysburg, Ohio  43551
                                   (419) 874-2090

                 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                        INCLUDING AREA CODE OF REGISTRANT'S
                            PRINCIPAL EXECUTIVE OFFICES)


                               -----------------------


                                   Not Applicable
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                               -----------------------

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ITEM  5.  OTHER EVENTS.

     Towne Bancorp, Inc. (the "Company") is filing this report to disclose that its wholly-owned subsidiary, Towne Bank (the "Bank"), is subject to a Cease and Desist Order, that the Company incurred a greater than expected loss for the year ended December 31, 1997 and the resignation of two officers of the Bank.

CEASE AND DESIST ORDER

     On January 30, 1998, the Bank executed a Cease and Desist Order Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended and Section 1121.32 of the Ohio Revised Code (the "Order"), which was issued by the Ohio Division of Financial Institutions (the "Division") and the Federal Reserve Bank
of Cleveland (the "Federal Reserve Bank").   The Order was effective February 4,
1998. In summary, the Order required that the Bank: (a) within 30 days employ a chief lending officer; (b) within 10 days retain an independent bank management consultant, who will submit a written report to the Bank's board of directors within thirty days of the date the consultant is retained; (c) within 30 days of the receipt of the consultant's report submit a written management plan to the Division and the Federal Reserve Bank; (d) within 30 days submit a written plan for attaining and maintaining an adequate capital position; (e) obtain written approval from the Division and the Federal Reserve Bank prior to declaring or paying any dividends; (f) adhere to certain loan approval policies;
(g) within 30 days achieve and maintain an adequate valuation reserve for loan losses; (h) within 60 days submit a written record for determining and maintaining loan loss reserves; (i) within 60 days submit written loan review procedures; (j) within 60 days provide the Division and Federal Reserve Bank with certain information regarding loans in excess of $25,000; (k) within 60 days submit a written plan for improving earnings for 1998 and 1999; (l) within 30 days submit a written funds management plan; and (m) within 60 days initiate a compliance program designed to ensure compliance with the Order, and thereafter, within thirty days of the end of each quarter submit a report of actions taken to comply with the Order. The Order will remain in effect until stayed, modified or terminated by the Division and the Federal Reserve Bank.

     The Order followed a Memorandum of Understanding among the Bank, the Division and the Federal Reserve Bank, dated as of November 14, 1997, which
addressed many of the same matters included in the Order.   While there can be
no assurance that the Bank will be able to satisfy all of the requirements of the Order within the specified time periods, the Bank has satisfied some of the requirements of the Order and continues to work on the remaining requirements.

DECEMBER 31, 1997 LOSS

     The Company reported a net loss of $919,048 for the nine months ended September 30, 1997 and expects to report a net loss of $1,838,908 for the year ended December 31, 1997. A significant

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portion of this loss can be attributed to an increase of $631,883 in loan loss reserves from $90,000 for the nine months ended September 30, 1997 to $721,883 for the year ended December 31, 1997.

RESIGNATION OF BANK OFFICERS

     On March 16, 1998, the Bank announced the resignations of Jerome C. Bechstein, President and Lois A. Brigham, Sr. Vice President and Secretary. Both will continue to serve on the Bank's Board of Directors and will continue to serve as officers and directors of the Company. A copy of the the news release announcing their resignations is attached as an exhibit to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          Exhibit 99 -   New release of Towne Bancorp, Inc., dated March 19,
                         1998.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TOWNE BANCORP, INC.


Date:     March 25, 1998           By:    /s/Jerome C. Bechstein
                                      ----------------------------------------
                                           Jerome C. Bechstein, President

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                                    EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
     99                       New release of Towne Bancorp, Inc., dated March
                              19, 1998.


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